Exhibit 4.1

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

WARRANT AGREEMENT

April 8, 2016

In connection with the closing of the transaction contemplated by that certain Term Loan and Security Agreement, dated of even date herewith (the “Loan Agreement”), by and among Wheeler REIT, L.P., a Virginia limited liability company (the “Partnership”), Wheeler Real Estate Investment Trust, Inc., a Maryland corporation (the “Company”), and Revere High Yield Fund, LP, a Delaware limited partnership (the “Lender”), the Company agrees to issue the Lender a warrant to purchase an aggregate of 6,000,000 shares of the common stock, $0.01 par value per share, of the Company (“Common Stock”) set forth herein, solely in the event of an Event of Default (as such term is defined in the Loan Agreement) and subject to the terms and conditions contained herein (the “Warrant”). Unless otherwise separately defined herein, all capitalized terms in this agreement shall have the same meaning as is set forth in the Loan Agreement.

1. Issuance of Warrant; Exercise Price. The Warrant, which shall be in the form attached hereto as Exhibit A, shall be issued to the Lender concurrently with the execution hereof for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. The Warrant shall provide that solely in the event of an Event of Default, if any, under the Loan Agreement, the Lender and such other holder(s) of the Warrant, as such may be assigned in accordance herewith, shall have the right to purchase an aggregate of up to 6,000,000 shares of Common Stock for an exercise price equal to $0.0001 per share, as described more fully herein. The number, character and Exercise Price of such shares are subject to adjustment as hereinafter provided, and the term “shares” shall mean, unless the context otherwise requires, the shares of Common Stock and other securities and property receivable upon exercise of the Warrant. The term “Exercise Price” shall mean, unless the context otherwise requires, the price per share purchasable under the Warrant as set forth in this Section 1.

2. No Impairment. The Company shall not, by amendment of its organizational documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other action, avoid or seek to avoid the observance or performance of any other action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement or of the Warrant, but will at all times in good faith take any and all action as may be necessary in order to protect the rights of the holder(s) of the Warrant against impairment. Without limiting the generality of the foregoing, the Company (a) will at all times reserve and keep available, solely for issuance and delivery upon exercise of the Warrant, shares issuable from time to time upon exercise of the Warrant, (b) will not increase the par value of the shares receivable upon exercise of the Warrant above the amount payable in respect thereof upon such exercise, and (c) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares upon the exercise of the Warrant, or any portion of it.

3. Exercise of Warrant.

(a) Exercise for Cash. At any time and from time to time during the period starting on the date hereof and expiring on the date upon which the Partnership has satisfied all of its financial obligations under the Loan Agreement at 11:59 p.m., Virginia Beach, Virginia time (the “Exercise Period”), and solely in the event of an Event of Default, the holder of the Warrant may exercise the Warrant as to all or any portion of the whole number of shares covered by the Warrant by surrender of the Warrant, accompanied by a subscription for shares to be purchased in the form attached hereto as Exhibit B and by a check payable to the order of the Company in the amount required for purchase of the shares as to which the Warrant is being exercised, delivered to the Company at its principal office at 2529 Virginia Beach Boulevard, Suite 200, Virginia Beach, Virginia 23452. To the extent an Event of Default does not exist under the Loan Agreement, the Warrant shall not be exercisable.

(b) Issuance of Certificates. Upon the exercise of a Warrant in whole or in part, the Company will, within fifteen (15) days thereafter, at its expense (including the payment by the Company of any applicable issue or transfer taxes), cause to be issued in the name of and delivered to the Warrant holder a certificate or certificates for the number of fully paid and non-assessable shares to which such holder is entitled upon exercise of the Warrant. In the event such holder is entitled to a fractional share, in lieu thereof such holder shall be paid a cash amount equal to such fraction, multiplied by the Current Value of one full share on the date of exercise. Certificates for shares issuable by reason of the exercise of the Warrant shall be dated and shall be effective as of the date of the surrendering of the Warrant for exercise, notwithstanding any delays in the actual execution, issuance or delivery of the certificates for the shares so purchased. In the event the Warrant is exercised as to less than the aggregate amount of all shares issuable upon exercise of the Warrant held by such person, the Company shall issue a new Warrant to the holder of the Warrant so exercised covering the aggregate number of shares as to which the Warrant remains unexercised.

(c) Current Value. For purposes of this section, “Current Value” is defined (i) in the case for which a public market exists for the shares at the time of such exercise, at a price per share equal to (A) the average of the means between the closing bid and asked prices of the shares in the over-the-counter market for 20 consecutive business days commencing 30 business days before the date of notice of exercise of the Warrant, (B) if the shares are quoted on the Nasdaq Capital Market, at the average of the means of the daily closing bid and asked prices of the shares for 20 consecutive business days commencing 30 business days before the date of such notice, or (C) if the shares are listed on any other national securities exchange, at the average of the daily closing prices of the shares for 20 consecutive business days commencing 30 business days before the date of such notice, and (ii) in the case no public market exists at the time of such exercise, at the Appraised Value. For the purposes of this Agreement, “Appraised Value” is the value determined in accordance with the following procedures. For a period of five (5) days after the date of an event (a “Valuation Event”) requiring determination of Current Value at a time when no public market exists for the shares (the “Negotiation Period”), each party to this Agreement agrees to negotiate in good faith to reach agreement upon the Appraised Value of the securities or property at issue, as of the date of the Valuation Event, which will be the fair market value of such securities or property, without premium for control or discount for minority interests, illiquidity or restrictions on transfer. In the event that the parties are unable to agree upon the Appraised Value of such securities or other property by the end of the Negotiation Period, then the Appraised Value of such securities or property will be determined for purposes of this Agreement by a recognized appraisal or investment banking firm mutually agreeable to the holder(s) of the Warrant and the Company (the “Appraiser”). If the holder(s) of the Warrant and the Company cannot agree on an Appraiser within two (2) business days after the end of the Negotiation Period, the Company, on the one hand, and the holder(s) of the Warrant, on the other hand, will each select an Appraiser within ten (10) business days after the end of the Negotiation Period and those Appraisers will determine the fair market value of such securities or property, without premium for control or discount for minority interests, illiquidity or restrictions on transfer. Such independent Appraiser(s) will be directed to determine fair market value of such securities or property as soon as practicable, but in no event later than thirty (30) days from the date of its selection. The determination by Appraiser(s) of the fair market value will be conclusive and binding on all parties to this Agreement. If there are two Appraisers, and they do not agree as to fair market value, then fair market value shall be determined to be the average of the fair market values as determined by each Appraiser. Appraised Value of each share at a time when (i) the Company is not a reporting company under the Securities Exchange Act of 1934 and (ii) the shares are not traded in the organized securities markets, will, in all cases, be calculated by determining the Appraised Value of the entire Company taken as a whole and dividing that value by the number of shares then outstanding, without premium for control or discount for minority interests, illiquidity or restrictions on transfer. The costs of the Appraiser(s) will be borne by the Company.

4. Restrictive Legend. Executed copies of this Agreement shall be filed in the principal office of the Company. Instruments evidencing all or part of the Warrant shall contain the legends included in Exhibit A.

5. Successors and Assigns; Binding Effect. This Agreement shall be binding upon and inure to the benefit of you and the Company and their respective successors and permitted assigns.

6. Notices. Any notice hereunder shall be given by registered or certified mail, if to the Company, at its principal office referred to in Section 3(a) and, if to a holder, to the holder’s address shown in the Warrant ledger of the Company, provided that any holder may at any time on three (3) days’ written notice to the Company designate or substitute another address where notice is to be given. Notice shall be deemed given and received after a certified or registered letter, properly addressed with postage prepaid, is deposited in the U.S. mail.

7. Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the remainder of this Agreement.

8. Assignment; Replacement of Warrant. Subject to the terms of the Securities Act of 1933, as amended, relevant state securities law and the terms of this Agreement, this Agreement is assignable. Any assignment shall be effected in accordance with the Form of Assignment attached hereto as Exhibit C. If the Warrant is assigned, in whole or in part, the

Warrant shall be surrendered at the principal office of the Company, and thereupon, in the case of a partial assignment, a new Warrant shall be issued to the holder thereof covering the number of shares not assigned, and the assignee shall be entitled to receive a new Warrant covering the number of shares so assigned. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and appropriate bond or indemnification protection, the Company shall issue a new Warrant of like tenor.

9. Resale Registration. In connection with the execution of this Warrant, the Company and the Lender shall enter into that certain Registration Rights Agreement, of even date herewith, the form of which is attached as Exhibit D hereto, by which the Company shall agree to register the resale of the Common Stock underlying this Warrant.

10. Rights of Shareholders. Until exercised, the Warrant shall not entitle the holder thereof to any of the rights of a shareholder of the Company.

11. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Virginia without giving effect to the principles of choice of laws thereof.

12. Headings. The headings herein are for purposes of reference only and shall not limit or otherwise affect the meaning of any of the provisions hereof.

[SIGNATURE PAGE FOLLOWS]

Very truly yours,

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Jon S. Wheeler
Name:	Jon S. Wheeler
Title:	Chairman and Chief Executive Officer

Date:	April 8, 2016

Accepted as of the 11 day of April, 2016.

REVERE HIGH YIELD FUND, LP a Delaware Limited Partnership

By:	Revere GP, LP
Its:	General Partner

By:	Revere Capital Corp.
Its:	General Partner

By:	/s/ Clark Briner
Name:	Clark Briner
Its:	Sole Shareholder

EXHIBIT A

6,000,000 Shares

of Common Stock

(as may be

adjusted pursuant

to the terms of the

Warrant

Agreement)

Warrant No. R-1

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

COMMON STOCK PURCHASE WARRANT

THIS IS TO CERTIFY that Revere High Yield Fund, LP, a Delaware limited partnership, or its assigns as permitted in that certain Warrant Agreement (“Holder”) dated April 8, 2016 between Wheeler Real Estate Investment Trust, Inc., a Maryland corporation (the “Company”), and Holder, is entitled to purchase, at any time or from time to time on or after the date hereof and before April 30, 2017, up to 6,000,000 shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), for an exercise price per share and under further conditions as set forth in the Warrant Agreement referred to herein. The holder of this Warrant and the shares issuable upon the exercise hereof shall be entitled to the benefits, rights and privileges and subject to the obligations, duties and liabilities provided in the Warrant Agreement.

THE SHARES UNDERLYING THIS WARRANT ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER SUBJECT TO CERTAIN FURTHER RESTRICTIONS, AND EXCEPT AS EXPRESSLY PROVIDED IN THE COMPANY’S CHARTER, (I) NO INDIVIDUAL HOLDER MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF ANY CLASS OR SERIES OF THE CAPITAL STOCK OF THE COMPANY IN EXCESS OF NINE AND EIGHT-TENTHS PERCENT (9.8%) IN VALUE OR IN NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE, OF ANY CLASS OR SERIES OF CAPITAL STOCK OF THE COMPANY UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (II) NO PERSON SHALL BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK THAT WOULD RESULT IN THE COMPANY BEING “CLOSELY HELD” UNDER SECTION 856 (H) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”); (III) NO PERSON MAY TRANSFER SHARES OF CAPITAL STOCK THAT WOULD RESULT IN THE CAPITAL STOCK OF THE COMPANY BEING BENEFICIALLY OWNED BY LESS THAN ONE HUNDRED (100) PERSONS (DETERMINED WITHOUT REFERENCE TO ANY RULES OF ATTRIBUTION); (IV) NO PERSON MAY BENEFICIALLY OWN SHARES OF CAPITAL STOCK THAT WOULD RESULT IN 25% OR MORE OF ANY CLASS OF CAPITAL STOCK BEING BENEFICIALLY OWNED BY ONE OR MORE BENEFIT PLAN INVESTORS, DISREGARDING CAPITAL STOCK OWNED BY CONTROLLING

PERSONS (OTHER THAN CONTROLLING PERSONS WHICH ARE BENEFIT PLAN INVESTORS); AND (V) NO PERSON MAY TRANSFER SHARES OF CAPITAL STOCK WITHOUT OBTAINING FROM ITS TRANSFEREE A REPRESENTATION AND AGREEMENT THAT (A) ITS TRANSFEREE IS NOT (AND WILL NOT BE), AND IS NOT ACTING ON THE BEHALF OF, A BENEFIT PLAN INVESTOR OR A CONTROLLING PERSON AND (B) SUCH TRANSFEREE WILL OBTAIN FROM ITS TRANSFEREE THE REPRESENTATION AND AGREEMENT SET FORTH IN THIS CLAUSE (V) (INCLUDING WITHOUT LIMITATION CLAUSES (A) AND (B). ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK IN EXCESS OR IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE COMPANY IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP ABOVE ARE VIOLATED IN (I), (II) OR (III), THE SHARES OF CAPITAL STOCK REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO A TRUSTEE OF A CHARITABLE TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IF, NOTWITHSTANDING THE FOREGOING SENTENCE, A TRANSFER TO THE CHARITABLE TRUST IS NOT EFFECTIVE FOR ANY REASON TO PREVENT A VIOLATION OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP (I), (II), OR (III) ABOVE, THEN THE ATTEMPTED TRANSFER OF THAT NUMBER OF SHARES OF CAPITAL STOCK THAT OTHERWISE WOULD CAUSE ANY PERSON TO VIOLATE SUCH RESTRICTIONS SHALL BE VOID AB INITIO. IF ANY OF THE RESTRICTIONS ON TRANSFER AND OWNERSHIP IN (IV) AND (V) ABOVE ARE VIOLATED, THEN THE ATTEMPTED TRANSFER OR THAT NUMBER OF SHARES OF CAPITAL STOCK THAT OTHERWISE WOULD CAUSE ANY PERSON TO VIOLATE SUCH RESTRICTIONS SHALL BE VOID AB INITIO. IF, NOTWITHSTANDING THE FOREGOING SENTENCE, A PURPORTED TRANSFER IS NOT TREATED AS BEING VOID AB INITIO FOR ANY REASON, THEN THE SHARES TRANSFERRED IN SUCH VIOLATION SHALL AUTOMATICALLY BE TRANSFERRED TO A CHARITABLE TRUST FOR THE BENEFIT OF A CHARITABLE BENEFICIARY, AND THE PURPORTED OWNER OF TRANSFEREE WILL ACQUIRE NO RIGHTS IN SUCH SHARES. IN ADDITION, THE COMPANY MAY REDEEM SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. ALL CAPITALIZED TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE CHARTER OF THE COMPANY, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED UPON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPLE OFFICE.

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE

REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Subject to the provisions of the Securities Act of 1933, the Warrant Agreement and this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, only to the extent expressly permitted in such documents and then only at the office of the Company at Wheeler Real Estate Investment Trust, Inc., Riversedge North, 2529 Virginia Beach Boulevard Virginia Beach, VA 23452, Attention: Robin Hanisch, Secretary, by the holder hereof or by a duly authorized attorney-in-fact, upon surrender of this Warrant duly endorsed, together with the Assignment hereof duly endorsed. Until transfer hereof on the books of the Company, the Company may treat the registered holder hereof as the owner hereof for all purposes.

[Signature page follows.]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed and its corporate seal to be hereunto affixed by its proper corporate officers thereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Jon S. Wheeler
Jon S. Wheeler, Chairman and Chief Executive Officer

ATTEST:

/s/ Robin Hanisch
Robin Hanisch, Secretary

EXHIBIT B

FORM OF SUBSCRIPTION

To Wheeler Real Estate Investment Trust, Inc.

The undersigned, the holder of Warrant Number R-1, hereby irrevocably elects to exercise the purchase right represented by such Warrant, and to purchase thereunder                     * shares of common stock, $0.01 par value per share, of Wheeler Real Estate Investment Trust, Inc., a Maryland corporation.

As payment therefor, the undersigned herewith makes a payment in cash or by check of U.S. $                    .

Further, the undersigned requests that the certificate or certificates for such shares be issued in the name of and delivered to the undersigned. The undersigned acknowledges and agrees that shares to be received by the undersigned are subject to the restrictions on transfer set forth in the Warrant.

(Signature)

(Address)

Dated:

*	Insert here the number of shares set forth on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised), in either case without making any adjustment (which adjustment will be made in the issuance of such shares, other stock, securities, property, or cash) for additional shares or any other stock or other securities or property or cash that, pursuant to the adjustment provisions of the Warrant, is deliverable upon exercise.

EXHIBIT C

FORM OF ASSIGNMENT

(To be signed only upon transfer of Warrant)

For value received, the undersigned hereby sells, assigns and transfers unto                     the right represented by Warrant Number R-1 to purchase                     shares of common stock, $0.01 par value per share, of Wheeler Real Estate Investment Trust, Inc., a Maryland corporation (“WHLR”), to which the attached Warrant relates, and appoints Jon S. Wheeler as Attorney-in-Fact to transfer such right on the books of WHLR with the full power of substitution in the premises.

The undersigned represents and warrants that the transfer of the attached Warrant is permitted by the terms of the Warrant Agreement pursuant to which the attached Warrant has been issued, and the transferee hereof, by acceptance of this Assignment, agrees to be bound by the terms of the Warrant Agreement with the same force and effect as if a signatory thereto.

(Signature)

(Address)

Dated: